[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item (601)(b)(10). Such excluded information is both (i) not material and (ii) the type that the Registrant treats as private or confidential. COMMERCIAL SUPPLY AGREEMENT THIS COMMERCIAL SUPPLY AGREEMENT (this “Agreement”) is entered into as of this 20th day of December, 2023 (the “Effective Date”), by and between THE RITEDOSE CORPORATION (“Ritedose” or “TRC”), a corporation organized and existing under the laws of the State of South Carolina, having offices at Carolina Research Park, 1 Technology Circle, Columbia, South Carolina 29203, and Verona Pharma plc (“Verona” or “Buyer”), an English corporation, with an office at 3 More London Riverside, London SE1 2RE. Each of Ritedose and Verona are sometimes referred to herein individually as a “Party” and collectively as the “Parties.” A. Ritedose specializes in the manufacture of sterile, liquid pharmaceuticals and other health care products in oral, inhaled, and ophthalmic formulations using blow-fill-seal equipment and has knowledge and experience relating to certain pharmaceutical packaging and filling technology. B. Verona desires to engage Ritedose to provide certain services to Verona in connection with the manufacturing of a specific pharmaceutical product; and Ritedose desires to provide such services pursuant to the terms and conditions set forth in this Agreement. NOW, THEREFORE, in consideration of the mutual covenants, terms and conditions set forth below, the Parties agree as follows: ARTICLE I: DEFINITIONS The following terms have the following meanings in this Agreement: 1.1 “Affiliate(s)” means any corporation, firm, partnership, or other entity which controls, is controlled by or is under common control with a Party. For purposes of this definition, “control” shall mean the ownership of at least 50% of the voting share capital of such entity or any other comparable equity or ownership interest. 1.2 “API” means ensifentrine, the active pharmaceutical ingredient for the Product, provided by or on behalf of Verona to Ritedose at no cost to Ritedose, along with a certificate of analysis, as provided in this Agreement. 1.3 “Applicable Laws” means all laws, ordinances, rules and regulations within the Territory applicable to the Manufacturing of the Products and the obligations of Ritedose or Verona, as the context requires under this Agreement, including, without limitation, (i) all applicable federal, state and local laws and regulations of each Territory, (ii) the U.S. Federal Food, Drug and Cosmetic Act and the Drug Supply Chain Security Act, and (iii) the current Good Manufacturing Practices promulgated by the Regulatory Authorities, as amended from time to time (“CGMPs”). Applicable Laws shall also include all laws, ordinances, rules and regulations applicable in Territories added to this Agreement in an amendment to this Agreement, solely to the extent Verona or its designee has provided written copies of such laws to Ritedose prior to Ritedose’s supplying Product under this Agreement. Copies of all laws shall be in the English language.

2 1.4 “Base Period Index” shall mean for purposes of calculating any increase in the Unit Price pursuant to Section 7.2, the average of the PPI for the twelve-month period from October of the calendar year two (2) years prior to the year in which the Commencement Date occurs, through September of the calendar year prior to the year in which the Commencement Date occurs. 1.5 “Batch” means a specific quantity of the Product that (a) is intended to have uniform character and quality within the Specifications, and (b) is Manufactured according to a single manufacturing order during the same cycle of Manufacturing. For purposes of this Agreement, the Batch size is anticipated to be [***] Units, which is based on the target yield. 1.6 “Claim” shall have the meaning set forth in Section 13.1. 1.7 “Commencement Date” shall have the meaning set forth in Section 2.2. 1.8 “Contract Year” means a calendar year commencing on January 1 and ending on December 31 of the same year, with the first Contract Year of this Agreement commencing on the Commencement Date and ending on December 31 of the same year. 1.9 “Customer Owned Equipment” shall have the meaning set forth in Section 2.5(a). 1.10 “Disclosing Party” shall have the meaning set forth in Section 12.2(a). 1.11 “Dispute” shall have the meaning set forth in Section 14.8. 1.12 “Dosage Container” means the final dosage form container(s) as set forth in the Specifications, made using Ritedose’s blow-fill-seal equipment and packaged in accordance with Applicable Laws. 1.13 “Effective Date” means the date this Agreement was fully executed as set forth above. 1.14 “Facility” or “Facilities” means Ritedose’s manufacturing facility in Columbia, South Carolina, or such other facility operated by Ritedose. 1.15 “FDA” means the United States Food and Drug Administration and any successor or replacement agency. 1.16 “Force Majeure” has the meaning set forth in Section 9.7. 1.17 “Initial Term” shall have the meaning set forth in Section 9.1. 1.18 “Intellectual Property” means (i) all patents and patent applications, and all improvements thereto, as well as any reissues, continuations, continuations-in-part, divisionals, revisions, extensions or reexaminations thereof; (ii) all pending, registered,

3 unregistered, and common law U.S. trademark applications and trademarks, service mark applications and service marks, domain name registrations, designs, logos, and trade dress, including the goodwill related to the foregoing, and all registrations thereof; (iii) all names, brand names, business names and logos and all other names and slogans; (iv) all copyrights in published and unpublished works of authorship, and all copyright registrations and copyright applications therefor, together with all restorations, reversions, extensions and renewals thereof; (v) trade secrets and other confidential or proprietary information, including without limitation ideas, formulas, compositions, know-how, processes, techniques, technical information, methods, research and development information, drawings, manuals, instructions, specifications, designs, concepts, molds, plans and proposals; (vi) rights in trade dress and packaging; (vii) shop rights; (viii) inventions and invention disclosures (whether or not patentable or reduced to practice); (ix) rights in industrial designs; (x) software; and (xi) all other intellectual property rights, whether granted or registered or not. 1.19 “Losses” shall have the meaning set forth in Section 13.1. 1.20 “Manufacture”, “Manufactured”, or “Manufacturing” means the sterilization, compounding, aseptic filling, producing and/or packaging of the API and Raw Materials into Product in accordance with the Specifications and the terms and conditions set forth in this Agreement. 1.21 “New Price Increase Percentage” shall have the meaning set forth in Section 7.2. 1.22 “Nonconforming Product” means Product that does not comply with the Ritedose Manufacturing Warranties. 1.23 “Obsolete Raw Materials” means Raw Materials specifically identified for the Product which are no longer usable for the Product, including without limitation in the event the Product does not receive FDA approval or this Agreement is terminated for any of the reasons specified in Section 3.3, and which Ritedose is unable to utilize for other products it is Manufacturing for other customers, as reasonably determined by Ritedose in its sole discretion; provided, however, it does not include quantities of any respective Raw Material in excess of the quantity expected to be utilized in the following six months based on Rolling Forecasts previously provided, unless such excess quantities were required to be purchased due to specific order requirements of the supplier or in order to obtain certain quantity pricing discounts typically utilized by Ritedose in its business. 1.24 “Personal Information” means any information or data provided to or collected by Ritedose by or at the direction of Verona, or to which access was provided to Ritedose by or at the direction of Verona, in the course of Ritedose’s performance under this Agreement that: (i) relates to an identified or identifiable natural person, or (ii) is otherwise personal information, personal data, or similarly protected information as defined under Applicable Laws.

4 1.25 “PPI” means the Producer Price Index for Pharmaceuticals Acting on the Respiratory System, for Human Use (PCU325412325412A) as published by the U.S. Department of Labor, Bureau of Labor Statistics. 1.26 “PPI Average” shall have the meaning set forth in Section 7.2. 1.27 “Product” means the finished commercial pharmaceutical product, ensifentrine inhalation suspension, Manufactured into Dosage Containers and packaged in accordance with the Specifications. 1.28 “Product SKU” means a unique stock-keeping unit that is assigned to each packaging configuration and concentration of the Product. 1.29 “Proprietary Information” shall have the meaning set forth in Section 12.2(a). 1.30 “Purchase Order(s)” shall have the meaning set forth in Section 4.1(a). 1.31 “Raw Materials” means excipient ingredients, plastic resin, foil overwrap, and other components, including all supplies, packaging, and Shipping Materials, but excluding API, necessary to manufacture, package, store and ship the Product in accordance with the Specifications. 1.32 “Recall” shall have the meaning set forth in Section 6.6. 1.33 “Receiving Party” shall have the meaning set forth in Section 12.2(a). 1.34 “Regulatory Authority” means any governmental regulatory authority within a Territory involved in regulating any aspect of the Manufacturing, development, manufacture, market approval, sale, distribution, packaging, or use of the Product. 1.35 “Renewal Term” shall have the meaning set forth in Section 9.1. 1.36 “Representative(s)” means the respective employees, directors, officers, consultants, agents, representatives, and advisors of a Party hereto. 1.37 “Ritedose Background IP” shall have the meaning set forth in Section 12.4(c). 1.38 “Ritedose Indemnitees” shall have the meaning set forth in Section 13.2. 1.39 “Ritedose Manufacturing Warranties” shall have the meaning set forth in Section 6.3. 1.40 “Ritedose Materials” shall have the meaning set forth in Section 12.4(c). 1.41 “Rolling Forecast” shall have the meaning set forth in Section 4.1(a).

5 1.42 “Security Incident” means, with respect to Verona Proprietary Information in Ritedose’s custody or control, (a) a material compromise of the confidentiality, integrity, or availability of Verona Proprietary Information, (b) a single event or a series of unwanted or unexpected events that has a significant probability of threatening Verona Proprietary Information, or (c) a material failure of TRC’s administrative, technical, or physical controls that resulted or could have resulted in an adverse impact to the confidentiality, integrity, or availability of Verona Proprietary Information. 1.43 “Shipping Materials” means all pouches, components, labels and shipping containers required under the Specifications to make the Product ready for shipment. 1.44 “Shortfall Fee” shall have the meaning set forth in Section 2.1(c). 1.45 “Specifications” means the procedures, requirements, designs, standards, quality control testing and other data and the scope of services as set forth on Exhibit A for the Product, along with any valid amendments or modifications thereto, subject to the terms set forth below in Section 2.3, as well as obligations under CGMPs, the NDA, and any other pertinent Regulatory Authority requirements. The latest approved Specifications are hereby automatically incorporated by reference into this Agreement. 1.46 “Supply Failure” shall have the meaning set forth in Section 2.1(b). 1.47 “Term” shall have the meaning set forth in Section 9.1. 1.48 “Territory” means the United States of America, its commonwealths, territories, military bases and possessions, and any other country which the Parties agree in writing to add to this definition of Territory in an amendment to this Agreement. 1.49 “Unit” means a single dose ampule of Product. 1.50 “Unit Price” shall have the meaning set forth in Section 7.1. 1.51 “Verona Background IP” shall have the meaning set forth in Section 12.4(d). 1.52 “Verona Indemnitees” shall have the meaning set forth in Section 13.1. 1.53 “Verona Liquidated Damages” shall have the meaning set forth in Section 4.2. 1.54 “Verona Property” shall have the meaning set forth in Section 12.4(d). ARTICLE II: VALIDATION & MANUFACTURING 2.1 Commercial Supply and Purchase of Product. (a) During the Term, Ritedose shall Manufacture the Product in accordance with the Specifications, the Applicable Laws, the Chemistry, Manufacturing and Controls section of the

6 Product’s New Drug Application (the “NDA”), and the terms and conditions of this Agreement and the Quality Agreement. During the Term, Verona shall purchase and Ritedose shall supply the Product in the Territory in accordance with the terms and conditions of this Agreement. During the Term, Ritedose shall serve as the primary supplier of the Product in the Territory to Verona and its Affiliates, supplying 100% of Verona’s and its Affiliates’ requirements of the Product. Additionally, in the event Verona transfers or assigns to any third party the right, whether by sale, license or otherwise, to distribute and/or sell the Product in the Territory, Verona agrees that any such transfer or assignment of the Product in connection with the sale of the Product or the granting of an exclusive license to the Product shall include the assignment of this Agreement to such third party in accordance with the terms of Section 14.5 of this Agreement, and any such transfer of the rights to this Product in connection with the granting of a non-exclusive license to the Product shall be made subject to Ritedose’s right to be the supplier of the Product to such third party in accordance with the terms of this Agreement. Notwithstanding the foregoing, the Parties agree that Verona may, without being in breach of this Agreement or incurring any penalty(ies) or Shortfall Fee(s), produce up to [***] Batches of Product during a Contract Year with a secondary supplier, provided that Verona purchases from Ritedose at least [***] Batches of the Product during the respective Contract Year. (b) Notwithstanding anything in this Agreement to the contrary, to the extent Ritedose either (i) notifies Verona that Ritedose cannot meet Verona’s requirements for supply of Product in the Territory as reflected in the most recent Rolling Forecast submitted by Verona, provided that such Rolling Forecast and the quantities of the Product reflected therein are in compliance with the terms and conditions of this Agreement, or (ii) materially fails to deliver quantities of conforming Product to Verona as ordered by Verona pursuant to binding Purchase Orders consistent with the terms of this Agreement and/or the Quality Agreement (“Supply Failure”), Verona may, without being in breach of this Agreement or incurring any penalty(ies) or Shortfall Fee(s), source sufficient quantities of Product from a secondary supplier as necessary to address such Supply Failure. Notwithstanding the existence of a Supply Failure, to the extent that Ritedose is then able to supply conforming Product to Verona in accordance with the terms of this Agreement, Ritedose shall still serve as Verona's primary supplier of the Product in the Territory for the quantities of the Product that Ritedose is then able to supply to Verona. In the event that there is a Supply Failure and Ritedose remedies the conditions of such Supply Failure, Verona shall thereafter source from Ritedose 100% of its requirements of Product in accordance with the terms of Section 2.1(a), provided however that any such Product sourced from a secondary supplier as a result of a Supply Failure, to the extent ordered and not yet delivered, regardless of stage of production, shall remain exempt from such order requirement in Section 2.1(a). For the avoidance of doubt, it shall not be considered a Supply Failure if and to the extent Ritedose is unable to supply sufficient quantities of Product to meet Verona’s requirements in the Territory due to Verona’s own failure to perform Verona’s obligations under this Agreement. (c) In the event for any Contract Year during the Term Verona fails to purchase from Ritedose at least the percentage of the Product required by the terms of Section 2.1(a), Ritedose may invoice Verona, and Verona will be obligated to pay to Ritedose, an amount equal to (i) the total number of Units of the Product Verona should have purchased per the Product requirement in Section 2.1(a), but did not purchase, from Ritedose for such Contract Year based on the terms of Section 2.1(a), (ii) multiplied by the Unit Price for such incremental Units as determined in

7 accordance with Section 7.1 (the “Shortfall Fee”). The Shortfall Fee shall be Ritedose’s sole and exclusive remedy for Verona’s failure to purchase from Ritedose at least the quantity of the Product required by the terms of Section 2.1(a). Notwithstanding the above, it shall not be considered a breach of this Agreement by Verona, and Verona shall not be liable for any Shortfall Fee(s), to the extent Verona is unable to meet its obligations under this Agreement due to (i) Ritedose’s negligence, intentional misconduct, or breach of this Agreement or Quality Agreement, and/or (ii) loss or damage to API as specified in Section 3.2(a) or (b) after such API is made available for unloading at Ritedose’s Facility, and/or while in the possession, or under the control, of Ritedose. Within thirty days after the end of each of the first three calendar quarters of each Contract Year, Verona shall issue to Ritedose a report specifying the total number of Units of the Product purchased by Verona during such quarter, and the number of Units purchased from Ritedose for such quarter. Then, by no later than January 31 of the year following the respective Contract Year, Verona shall report to Ritedose the total number of Units of the Product purchased by Verona during such Contract Year, and the number of Units purchased from Ritedose for such Contract Year. Verona agrees to provide Ritedose with such documents and information (with non-relevant information redacted) as Ritedose may reasonably request in order for Ritedose to confirm the total number of Units of the Product purchased by Verona from third parties for the Territory during the respective Contract Year. Ritedose shall invoice Verona for any Shortfall Fees once annually based on the total purchases during the most recent prior Contract Year, as reported by Verona. (d) During the Term, Ritedose will manufacture and supply the Product exclusively for Verona and/or its authorized licensees, and neither Ritedose nor any of its Affiliates will develop, manufacture, and/or supply the Product anywhere in the world for itself, its Affiliates, and/or any third party, nor shall Ritedose nor any of its Affiliates assist any third party in doing so; provided that, at such time that two (2) or more abbreviated new drug applications (ANDA) under which the Product is the reference listed drug are approved by the FDA, Ritedose shall have the option to terminate this Section 2.1(d) on written notice to Verona, provided further however, that at such time that Ritedose exercises such option and manufactures or supplies the Product outside of this Agreement, Verona’s obligation to purchase from Ritedose 100% of its requirements of Product in the Territory pursuant to Section 2.1(a) shall simultaneously terminate. 2.2 Commencement. Prior to receipt of all of the necessary regulatory approvals from the FDA, Verona may begin ordering the Product hereunder provided that (a) all Specifications, including without limitation the artwork, in-process testing and finished goods release specifications, are finalized reasonably in advance of the first scheduled delivery date, and (b) the first scheduled delivery date for the Product as set forth in the first Purchase Order which is accepted by Ritedose under the terms of this Agreement shall be no earlier than six months after the date such first Purchase Order is delivered to Ritedose. The first scheduled delivery date for the Product as set forth in the first Purchase Order which is accepted (or deemed accepted) by Ritedose under the terms of this Agreement is referred to herein as the “Commencement Date.” Verona acknowledges that Verona’s placement of Purchase Orders for the Product prior to receipt of all of the necessary regulatory approvals from the FDA (i) will not relieve Verona of Verona’s payment obligations accruing hereunder, regardless of whether the Product ultimately receives such approval from the FDA, and (ii) could result in Obsolete Raw Materials, work-in-process inventory and finished goods inventory of the Product in the event the Product does not receive

8 approval from the FDA, for which Verona will be liable for all such Obsolete Raw Materials, work-in-process inventory and finished goods inventory of the Product. 2.3 Changes in Specifications. Ritedose shall respond promptly to any request made by Verona or any Regulatory Authority for a change in the Specifications, and both Parties shall use commercially reasonable, good faith efforts to agree to the terms of such change in a timely manner. Except to the extent required due to Ritedose’s negligence, willful misconduct, or breach of this Agreement or Quality Agreement, the cost of all such changes in Specifications requested by Verona or any Regulatory Authority shall be borne fully and completely by Verona and Verona shall reimburse Ritedose for any capital expenditures and related costs incurred by Ritedose as a result thereof, and Ritedose may adjust the Unit Price for the Product in an amount reasonably appropriate to recover any resulting increase in the cost to Ritedose of Manufacturing the Product or Raw Materials for the Product, as supported by reasonable documentation provided by Ritedose. Ritedose may make changes to the Specifications solely upon the prior written consent of Verona, which consent will not be unreasonably withheld. The cost of all changes in Specifications initiated by Ritedose shall be borne fully and completely by Ritedose. 2.4 Validation and Specifications. Ritedose shall perform, at its expense, all validations required to maintain applicable manufacturing processes and its equipment and materials in a state of validation in accordance with CGMPs of the FDA and Applicable Laws. 2.5 Customer Owned Equipment. (a) The Parties have entered into one or more change orders which specify the terms and conditions upon which the Parties have agreed for Ritedose to order on behalf of Verona the mold inserts and engravings required for Manufacturing the Product (the “Customer Owned Equipment”). In the event additional Customer Owned Equipment is required for Ritedose to Manufacture and supply the Product under the terms of this Agreement, the Parties shall enter into additional change orders or other agreements specifying the terms and conditions upon which the Parties agree for Ritedose to order on behalf of Verona any such additional Customer Owned Equipment. Ritedose will not be liable in any way under this Agreement for its inability to Manufacture and supply the Product to the extent resulting from delays by an equipment supplier in delivering the Customer Owned Equipment or any other equipment required by Ritedose to Manufacture the Product. (b) Ritedose will not use the Customer Owned Equipment for any other customer or for a use not explicitly authorized under the terms of this Agreement without the prior written consent of Verona. Ritedose will perform all applicable maintenance on the Customer Owned Equipment (i) that is dedicated solely to Verona work at Verona’s cost, and (ii) that is used by Ritedose for Ritedose customers other than Verona at Ritedose’s cost, provided that Verona shall have first priority on Customer Owned Equipment at all times. (c) Other than the Customer Owned Equipment, the Parties acknowledge and agree that Ritedose owns all of the filling and packaging equipment, all ampule molds and related mold tooling and all other equipment required for Manufacturing the Products under this Agreement. Except to the extent required due to Ritedose’s negligence or willful misconduct, the Parties

9 acknowledge and agree that to the extent additional or replacement mold inserts (which identify Verona's name and/or the Product brand name on the ampules) or components are required for Ritedose to Manufacture the Product in accordance with the terms of this Agreement, Verona shall pay for the cost of such mold inserts and components and such additional mold inserts and components shall become a part of the Customer Owned Equipment. Additionally, to the extent Ritedose needs additional equipment (other than mold inserts which identify Verona's name and/or the Product brand name on the ampules or related components) to Manufacture the Product in accordance with the terms of this Agreement, Ritedose shall pay for all such equipment, and all such equipment shall not constitute Customer Owned Equipment. Unless otherwise agreed in writing by the Parties, at expiration or earlier termination of this Agreement, Ritedose shall return all Customer Owned Equipment to Verona at Verona’s expense. ARTICLE III: MANUFACTURING SUPPLIES 3.1 Ritedose’s Supply and Storage of Raw Materials. (a) Ritedose shall be responsible for procuring, inspecting, and releasing adequate Raw Materials as necessary for Manufacturing the Product in order to satisfy Ritedose’s supply requirements hereunder. The costs of all Raw Materials shall be included in the agreed upon Unit Price of the Product paid by Verona as set forth in Section 7.1. (b) Ritedose shall procure, receive, store, and release the Raw Materials at Ritedose’s storage facility at the Facility with due care and attention to the requirements set forth in the Quality Agreement and in accordance with CGMP and Applicable Laws so as to protect such Raw Materials from loss or damage. Title to and primary insurance responsibility for Raw Materials shall be and remain with Ritedose during the period that said Raw Materials are being transported by, stored, warehoused, processed and/or packaged by Ritedose. Ritedose shall source suitable replacement Raw Materials at its own cost and expense in the event of any loss or damage to Raw Materials. (c) In the event of a Raw Material shortage or shortage due to manufacturing outages or shortfalls, Ritedose will provide equitable share of such Raw Material to Verona as a percentage of firm orders received across Ritedose’s book of business. 3.2 API. Verona shall be responsible, at its own cost, for procuring and timely delivering to Ritedose’s Facility adequate quantities of the API as necessary for Ritedose to Manufacture the Product in order to satisfy the delivery dates for the Product set forth in the Purchase Orders submitted by Verona. The API shall be provided to Ritedose at no cost to Ritedose. Verona will supply to Ritedose a minimum of six months’ worth of API for the Manufacture of Product pursuant to the latest Rolling Forecast. Ritedose will store all API supplied by Verona. Verona shall retain title to API at all times. Notwithstanding the above, risk of loss for API shall pass to Ritedose upon being made available for unloading at Ritedose’s Facility, and Ritedose shall secure and maintain one or more policies of insurance sufficient to cover the full replacement cost of API. Ritedose shall reimburse Verona the invoiced price paid for API in the event of (a) any non- production, storage or handling related loss or damage to such API, and (b) any production API loss in excess of a standard API usage rate for a Batch of the Product resulting from Ritedose’s

10 negligence or breach of this Agreement or Quality Agreement, in either case after such API is made available for unloading at Ritedose’s Facility, and/or while in the possession, or under the control, of Ritedose. Verona shall be responsible for maintaining API supplier qualification. Ritedose shall perform the necessary testing of the API in accordance with the Specifications and shall release the API for use in the Manufacturing of the Product. All costs and expenses incurred by Ritedose in testing the API are included in the Unit Price. Ritedose shall keep all API segregated from other materials within its control so as to maintain the integrity of the API, and shall not permit any samples of the API to be used or tested by any party not under its direct supervision or control, except as directed by Verona. Ritedose shall use the API solely and exclusively for Manufacturing under this Agreement. Ritedose shall have no liability for its inability to supply Product to Verona hereunder solely to the extent that such inability to supply the Product is the result of Verona’s failure to timely deliver sufficient quantities of the API which meets the applicable Specifications no later than ninety days prior to the scheduled delivery date for the Product as set forth in the binding Purchase Order for such Product. However, Verona shall be liable to Ritedose for the Shortfall Fee under Section 2.1(c) in the event Verona’s failure to purchase at least the percentage of the Product required by the terms of Section 2.1(a) for any Contract Year is due to Ritedose’s inability to supply the Product to the extent resulting from Verona’s failure to timely deliver sufficient quantities of the API which meets the applicable Specifications. Ritedose shall provide to Verona a monthly report by no later than the fifth day of the following month reflecting for the prior month the beginning inventory balance for such API, plus receipts of such API during such month, less usage of such API during such month, less losses of API pursuant to Sections 3.2(a) and (b) above, to equal the ending inventory balance for such API. 3.3 Reimbursement for Raw Materials and Finished Products. Except to the extent caused by Ritedose’s negligence, willful misconduct, or breach of this Agreement or the Quality Agreement, in the event of (i) a Specification change requested by Verona or a Regulatory Authority, (ii) termination of this Agreement by Ritedose pursuant to Section 9.2, or (iii) termination of this Agreement by Verona pursuant to Section 9.4(i), Section 9.4(ii), Section 9.5 or Section 9.6, Verona shall (a) subject to Ritedose’s duty to mitigate its losses to the extent it is reasonably able to cancel costs and/or expenses or use leftover Raw Materials for other Ritedose customers, reimburse Ritedose for the cost of any Obsolete Raw Materials and all work-in-process inventory which cannot otherwise be utilized by Ritedose, and (b) purchase from Ritedose all finished Units of the Product then held by Ritedose at the then current Unit Price. Notwithstanding the above, at Verona’s written request, Ritedose shall appropriately dispose of Obsolete Raw Materials under Section 3.3(a) and/or Product under Section 3.3(b) in accordance with Applicable Law at Verona’s expense. 3.4 Storage of Product. Until Product is delivered as provided herein, Ritedose shall store all Product in accordance with Specifications, CGMP, and Applicable Laws, identifiably distinct from any other material (including Raw Materials) and shall comply with all storage requirements set forth in the Specifications. Ritedose shall assume responsibility for any loss or damage to such Product while stored or controlled by Ritedose.

11 ARTICLE IV: FORECASTS, PURCHASE ORDERS & DELIVERY 4.1 Forecasts; Purchase Orders. (a) In connection with the delivery of the first Purchase Order (which as noted in Section 2.2 must be at least six months prior to the requested delivery date for the Product set forth in the Purchase Order), Verona shall submit to Ritedose a written non-binding forecast of the quantity of the Product (allocated by Product SKU and by month) that Verona anticipates ordering from Ritedose for the first eighteen-month period following the issuance of the first Purchase Order under this Agreement (the “Rolling Forecast”), which Rolling Forecast shall be updated in writing by Verona and delivered to Ritedose on or before the fifth day of each calendar month beginning with the month following the month in which the first Purchase Order was delivered to Ritedose and continuing each month thereafter during the Term. Verona will use best efforts to evenly distribute its Product requirements over the months included in each Rolling Forecast. At the time of submission of the initial rolling Forecast, Verona shall deliver to Ritedose firm written purchase orders (“Purchase Order(s)”) for the quantity of the Product reflected for each of the first six-month periods in the Rolling Forecast, with each Purchase Order indicating the requested delivery dates for such orders. Ritedose shall accept each Purchase Order within ten business days after receipt. If Ritedose fails to acknowledge a Purchase Order within ten business days after receipt, Ritedose shall be deemed to have accepted such Purchase Order. At the time of submission of the second Rolling Forecast, which shall be submitted on the fifth day of the month following the month in which the first Purchase Order was delivered to Ritedose, and at the time of submission of each monthly updated Rolling Forecast thereafter, Verona shall deliver to Ritedose at the time of submission of the updated Rolling Forecast binding Purchase Orders for the quantity of the Product reflected in the sixth month of such Rolling Forecast (indicating the quantity of each Product SKU and delivery dates for such orders), if any, so that at the beginning of each such month Ritedose has from Verona binding Purchase Orders for the Product for six months into the future. The first six months of each Rolling Forecast shall be binding on the Parties to the extent of Purchase Orders received and accepted by Ritedose in accordance with the terms of this Agreement. The quantities of Product set forth for the ninth month of a Rolling Forecast (in each case, the respective “Determinative Rolling Forecast”) may not, when the Purchase Order for such respective month is submitted to Ritedose, be increased or decreased by more than 25% of the monthly average of the quantity of Product ordered, or forecasted to be ordered, for the sixth, seventh and eighth months of such Determinative Rolling Forecast, without Ritedose’s consent or as otherwise mutually agreed by the Parties. (b) As long as the quantity of the Product included on a Purchase Order submitted by Verona for any calendar month does not exceed the quantity of Product forecasted to be ordered for such month in the Rolling Forecast submitted for the immediately preceding month, Ritedose shall be required to accept such Purchase Order as a binding order, provided that such Purchase Order otherwise complies with the terms of this Agreement. Each Purchase Order submitted is subject to a minimum order requirement equal to four Batches, with the ordered quantity to be in full Batch increments, however, the Parties will discuss in good faith and agree upon any changes to the minimum order requirement based upon scale-up activities. It is anticipated that the Batch size for the Product will be [***] Units. Notwithstanding anything herein, Verona’s Affiliates, including, without limitation, Verona Pharma Inc., may place Purchase Orders directly with

12 Ritedose under this Agreement and, upon doing so, the terms of this Agreement shall directly apply to such Purchase Order as if this Agreement had been entered into directly by and between Ritedose and the relevant Verona Affiliate placing such Purchase Order. If Purchase Orders are placed by a Verona Affiliate, such Verona Affiliate may enforce this Agreement and such Purchase Orders directly against Ritedose, and any reference to Verona in this Agreement will, for the purposes of such Purchase Order, be deemed to be a reference to the relevant Verona Affiliate that places and/or enters into such Purchase Orders with Ritedose. (c) To the extent any Purchase Order submitted by Verona for any calendar month does not comply with the limitations or conditions set forth in Section 4.1(a) or Section 4.1(b) above, Ritedose shall either (i) within ten business days after receipt of such Purchase Order reject the Purchase Order and notify Verona of the basis of such failure to comply, or (ii) accept such Purchase Order. After receipt from Ritedose of a notice of objection of a Purchase Order under Section 4.1(c)(i) above, Verona shall have ten business days to resubmit a Purchase Order which complies with the limitations and conditions of Section 4.1(a) and Section 4.1(b), which resubmitted Purchase Order shall then be treated in the same manner as any other Purchase Order under Section 4.1(a) and subject to the same terms thereof. (d) Due to the variation in the quantity of the Units that may be manufactured in any one Batch of a Product, Ritedose shall have the right to deliver up to 10% more or 10% less than the target yield quantity per Batch of Product ordered in a particular Purchase Order, and any such variation shall not be deemed a breach of any term of this Agreement, and shall not subject Ritedose to any damages or liabilities of any nature, including without limitation any Verona Liquidated Damages, as a result of any such variance. Notwithstanding the above, the Parties will meet and discuss in good faith any variations of greater than 10% from the target yield quantity per Batch that recur on three or more occasions. (e) If a shipment of Product ordered by Verona under this Agreement will not be delivered within thirty calendar days after the requested delivery date, Ritedose will in good faith use its best efforts to ensure such shipment of such order is delivered to Verona as soon as reasonably possible. Likewise, if a shipment of Product ordered by Verona under this Agreement contains less than 80% of the quantity specified in the corresponding Purchase Order, Ritedose will, with Verona’s approval, in good faith use its best efforts to Manufacture a replacement Batch or Batches to replace, in full Batch increments, such quantity of Product for which there was a shortfall and to deliver such Batches as soon as reasonably possible. Ritedose hereby represents and warrants that it will not shift to another customer any Manufacturing capacity at the Facility that has been allocated to Verona under this Agreement, except in connection with reasonable reallocations resulting from either the cancellation of all or any portion of a Purchase Order in accordance with the terms of Section 4.1(f) or the suspension of Manufacturing the Product for Verona under any other terms of this Agreement. (f) Notwithstanding the terms and conditions set forth herein, Ritedose reserves the right to cancel all, or any part of, a Purchase Order upon written notice to Verona, and Ritedose shall have no further obligations or liability with respect to such Purchase Order, to the extent Verona refuses or fails to make or have made scheduled deliveries of the API as required by the terms of Section 3.2 in order for Ritedose to Manufacture timely and deliver such quantity of the

13 Product under such Purchase Order. Based on the monthly API reports provided by Ritedose to Verona, Verona will have information from which it should be aware of any shortfall in the required API, however, Ritedose agrees to provide any cancellation notice to Verona as soon as reasonably possible. (g) Any provisions set forth in any Purchase Order, order confirmation, invoice or other similar document which are different from, inconsistent with, or in addition to the terms and conditions set forth in this Agreement are hereby expressly objected to and rejected and shall be null and void and of no force or effect whatsoever. (h) In no event will Ritedose release any Product to Verona with remaining expiration dating at the time of release (i) of less than 90% of the total shelf-life for the Product as approved by the FDA, if the shelf life so approved is 48 months or longer, or (ii) of less than 85% of the total shelf-life for the Product as approved by the FDA, if the shelf life so approved is less than 48 months. At the sole discretion of Verona, short-dated Product may be accepted in writing by Verona on a case-by-case basis in individual purchase situations. (i) Verona shall not be required to purchase from Ritedose any Product for clinical or other non-commercial use. 4.2 Liquidated Damages. In the event Ritedose fails to deliver to Verona the quantity of Product ordered pursuant to an accepted valid, binding Purchase Order by the designated delivery date, and Ritedose fails to cure such delivery failure within thirty calendar days after the designated delivery date, Ritedose shall pay to Verona as liquidated damages an amount equal to the lesser of (i) the number of such Units of the Product for which there was a delivery failure, multiplied by 10% of the Unit Price for such incremental Units as determined in accordance with Section 7.1, or (ii) the amount of all failure to supplies penalties and fees incurred by Verona as a result of such delivery failure (the “Verona Liquidated Damages”). Other than the obligation for Ritedose to provide replacement Product pursuant to Section 4.1(e), the Verona Liquidated Damages shall be Verona’s sole and exclusive remedy for Ritedose’s failure to supply any Products ordered pursuant to valid and binding Purchase Orders. In no event shall the total of the Verona Liquidated Damages paid by Ritedose to Verona pursuant to this Agreement exceed $5,000,000 in the aggregate during the Term. ARTICLE V: PACKAGING 5.1 Packaging Configurations. The packaging configuration utilized for the Product will be a sixty ampule carton, consisting of one ampule per sealed pouch, with sixty individually pouched ampules per carton. 5.2 Artwork. All artwork, advertising and packaging information used by Ritedose for the Product shall be provided to Ritedose by Verona or approved by Verona in writing prior to procurement of components by Ritedose. Verona shall pay for the cost of any and all artwork, labeling proofs, printing plates and dies to be used in the production of labeling and other Shipping Materials for the Products and any subsequent changes required by any Applicable Laws to be made to such items. In the event Verona requests a change to the artwork, advertising or packaging

14 information or other Shipping Materials, Verona agrees that either Ritedose will be allowed to utilize all supplies of Shipping Materials in its possession, or Verona will reimburse Ritedose for its cost of such supplies which Ritedose is unable to use. Verona represents and warrants that the artwork provided to Ritedose will not infringe any third party’s intellectual property rights, including, but not limited to, copyright, trademark or trade name. Verona further represents and warrants that all artwork provided to Ritedose shall comply with all Applicable Laws. No Verona trademark, copyright, trade name, Verona Property or other intellectual property is in any way relinquished by Verona pursuant to this Agreement and Verona retains complete and total ownership of same. Ritedose hereby acknowledges and agrees that Ritedose shall have no right, title or interest in (whether by license or otherwise) the Verona Property. ARTICLE VI: TESTING; RITEDOSE MANUFACTURING WARRANTIES; PRODUCT DISPOSITION 6.1 Testing and Release. After Ritedose’s completion of Manufacturing of each Batch, Ritedose shall provide analytical testing of the finished Products as set forth in the Quality Agreement attached hereto as Exhibit B. In the event the tested Products comply with the Specifications, Ritedose shall release such Batch for shipment to Verona in accordance with the Quality Agreement and notify Verona that the Batch has been released by Ritedose. After the time of release of the Batch by Ritedose, Ritedose shall invoice Verona for the Unit Price for the Products of such Batch and provide a copy of the Batch documentation required by the Quality Agreement to Verona. Ritedose shall tender the Product for delivery, EXW (INCOTERMS 2020) the Facility, in accordance with the Specifications. Title and risk of loss or of damage to Product shall remain with Ritedose until after the Product is loaded onto the shipper’s vehicle by Ritedose at Ritedose’s Facility, at which time title and risk of loss or damage shall transfer to Verona. Verona shall be responsible for all costs associated with the shipment of the Product from Ritedose to Verona or such location as specified by Verona. 6.2 Disposition of Batches. As soon as Ritedose notifies Verona that a Batch has been released, Ritedose will contact one of the Verona designated shippers to pick-up the Product and deliver it to Verona, at Verona’s sole expense. Verona shall notify Ritedose of the list of Verona designated shippers prior to the Commencement Date and shall update such list from time to time (only if an update is needed) by providing written notice to Ritedose. Verona will be responsible for ensuring at all times during the Term that Ritedose has an updated list of one or more designated shippers that Ritedose may contact to pick-up the Product. In the event the Verona designated shipper does not pick-up the Product within five days after being notified by Ritedose, or in the event Ritedose does not have a designated shipper from Verona, Ritedose may use a shipper other than a Verona designated shipper, at Verona’s sole cost and expense. Starting on the sixth business day after Ritedose notifies Buyer that a Batch of Product has been released, Ritedose may charge Buyer a fee of [***] per day per pallet of Product that remains at the Facility or at any other warehouse facility utilized by TRC. 6.3 Ritedose Manufacturing Warranties. In connection with each delivery of Product to Verona hereunder, Ritedose hereby represents and warrants as of the date of the delivery of such Product to Verona as follows: (i) such Product shall have been manufactured, packaged, tested, released, stored and delivered in compliance with the Specifications, CGMP, Applicable Laws and the terms

15 and conditions of this Agreement and the Quality Agreement and shall be labelled as directed by Verona; (ii) such Product shall not be adulterated or misbranded within the meaning of the Federal Food, Drug and Cosmetic Act or other Applicable Laws; (iii) title to such Product shall pass to Verona free and clear of any security interest, lien or other encumbrance; (iv) such Product has been manufactured in facilities that were in compliance with all Applicable Laws at the time and place of such manufacture (including applicable inspection requirements of FDA and other applicable Regulatory Authorities); (v) the remaining shelf life at the time of delivery of such Product shall be no less than as specified in Section 4.1(h). The foregoing representations and warranties are referred to in this Agreement as the “Ritedose Manufacturing Warranties.” Ritedose shall immediately notify Verona if at any time Ritedose discovers that any Product delivered hereunder does not conform to the Ritedose Manufacturing Warranties. 6.4 Nonconforming Batch Procedure. If Ritedose notifies Verona prior to shipment of a Batch of Product that, based on the analytical results and review of the executed Batch records and associated documentation, such Batch of Product does not conform to the Ritedose Manufacturing Warranties, Ritedose shall not ship nor invoice Verona for the Batch of Product. If Ritedose notifies Verona after shipment of the Batch but before invoicing for such Batch that, based on the analytical results, such Batch of Product does not conform to the Ritedose Manufacturing Warranties, Ritedose shall not invoice Verona for the Product. If either Party notifies the other Party after the Product has been shipped and an invoice has been issued that, based on the Batch documentation required by the Quality Agreement, it has been determined that the Product does not conform with the Ritedose Manufacturing Warranties, and the other Party agrees with such determination, then Ritedose will, at Verona’s election, (a) refund the invoice price (to the extent such invoice has already been paid by Verona) and the cost of consigned API (to the extent provided by Verona) and all shipping and handling costs for such Nonconforming Product, (b) offset such amounts against other amounts due to Ritedose hereunder, or (c) replace such Nonconforming Product with conforming Product as soon as reasonably possible without Verona being liable for payment therefor (or for payment for the replacement API or shipping and handling costs). If the Parties disagree as to whether a Batch or Batches is/are Nonconforming Product, the Parties shall cause a mutually agreeable independent third party to review records and test data and to perform comparative tests and/or analyses on samples of the alleged Nonconforming Product. The independent party’s results shall be final and binding upon the Parties. If the Batch or Batches is/are determined not to be Nonconforming Product, or are determined to be Nonconforming Product as a result of Verona’s provision of defective API or due to an act or omission (e.g., Product damaged in shipment or adulterated at Verona’s facility) occurring after risk of loss for such Product was transferred to Verona under the terms of this Agreement, the costs associated with such testing and review shall be borne by Verona and Verona shall promptly pay to Ritedose the full amount of the invoice for such Batch of Product. Except to the extent a Batch of Product is determined to be Nonconforming Product as a result of Verona’s provision of defective API or due to an act or omission (e.g., Product damaged in shipment or adulterated at Verona’s facility) occurring after risk of loss for such Product was transferred to Verona under the terms of this Agreement, if the Batch of Product is determined to be Nonconforming Product, unless otherwise agreed to by the Parties in writing, the costs associated with such testing and review shall be borne by Ritedose and Ritedose will, at Verona’s election, (a) refund the invoice price (to the extent such invoice has already been paid by Verona) and the cost of consigned API (to the extent provided by Verona) and all shipping and handling costs for such Nonconforming

16 Product, (b) offset such amounts against other amounts due to Ritedose hereunder, or (c) replace such Nonconforming Product with conforming Product as soon as reasonably possible without Verona being liable for payment therefor (or for payment for the replacement API or shipping and handling costs). 6.5 Inspection. Verona shall inspect all Product delivered by Ritedose hereunder as set forth in the Quality Agreement attached hereto as Exhibit B, within ten business days after delivery of the Product and related Batch documentation. In the event following such inspection any such Product is deemed to be Nonconforming Products by Verona, Verona shall notify Ritedose in writing of such Nonconforming Products within thirty days after delivery of the Product and the related Batch documentation. In the event Verona fails to notify Ritedose of any Nonconforming Product within thirty days after delivery of the Product and the related Batch documentation, Verona shall be deemed to have accepted such Product, Section 6.4 shall not apply to such Nonconforming Product and Verona shall promptly pay to Ritedose the full amount of the invoice for such Batch. In the event that Verona timely provides written notice as required by this Article 6, and provided that Ritedose agrees with such determination, then Ritedose will, at Verona’s election, (a) refund the invoice price (to the extent such invoice has already been paid by Verona) and the cost of consigned API (to the extent provided by Verona) and all shipping and handling costs for such Nonconforming Product, (b) offset such amounts against other amounts due to Ritedose hereunder, or (c) replace such Nonconforming Product with conforming Product as soon as reasonably possible without Verona being liable for payment therefor (or for payment for the replacement API or shipping and handling costs). If Ritedose disagrees with such determination, the Parties shall cause a mutually agreeable independent third party to review records, test data and to perform comparative tests and/or analyses on samples of the alleged Nonconforming Product. The independent party’s results shall be final and binding upon the Parties. If the Product is determined not to be Nonconforming Product, the costs associated with such testing and review shall be borne by Verona and Verona shall promptly pay to Ritedose the full amount of the invoice for such Product. Except to the extent a Batch of Product is determined to be Nonconforming Product as a result of Verona’s provision of defective API or due to an act or omission (e.g., Product damaged in shipment or adulterated at Verona’s facility) occurring after risk of loss for such Product was transferred to Verona under the terms of this Agreement, if the independent third party determines the Product is Nonconforming Product, unless otherwise agreed to by the Parties in writing, the costs associated with such testing and review shall be borne by Ritedose and Ritedose will, at Verona’s election, (a) refund the invoice price (to the extent such invoice has already been paid by Verona) and the cost of consigned API (to the extent provided by Verona) and all shipping and handling costs for such Nonconforming Product, (b) offset such amounts against other amounts due to Ritedose hereunder, or (c) replace such Nonconforming Product with conforming Product as soon as reasonably possible without Verona being liable for payment therefor (or for payment for the replacement API or shipping and handling costs). 6.6 Notification and Recall. The handling of recalls of Product shall be within the sole discretion of Verona (as the New Drug Application holder for the Product), unless otherwise required by Applicable Laws. If any Regulatory Authority issues or requests a recall or takes similar action in connection with the Product, or if Verona determines that an event, incident or circumstance has occurred which may reasonably result in the need for a recall or market withdrawal of Product (collectively, “Recalls”), Verona shall, within three business days, advise

17 Ritedose thereof by telephone or e-mail, after which the Parties shall promptly discuss and work together to effect an appropriate course of action. If Ritedose anticipates that a Recall may be necessary, Ritedose shall notify and consult with Verona as soon as it has notice of the reasons for the Recall, such notification to be given to Verona within three business days of the time that Ritedose has notice of the reasons for a Recall. Notification to FDA (or any other Regulatory Authority) regarding Recalls and conducting Recalls shall be the responsibility of Verona. Ritedose shall cooperate fully with Verona in the event of any Recall. 6.7 Recall Expense. To the extent any Recall results from (i) a failure of Ritedose, or its respective Affiliates or subcontractors to manufacture the Product or the Raw Materials in accordance with the Ritedose Manufacturing Warranties, or (ii) Ritedose’s breach of any representation, warranty, or covenant in this Agreement, Ritedose shall bear the full and reasonable expenses of both Parties incurred in such Recall, and Ritedose shall be liable for and shall indemnify Verona against all reasonable costs incurred by Verona in implementing such Recall, and, further, Ritedose shall either, at Verona’s election, (A) replace the volume of recalled Product as soon as reasonable practicable, as mutually agreed in good faith by the Parties (without Verona being liable for payment therefor or for payment for the replacement API or shipping and handling costs), or (B) reimburse Verona in an amount equal to the amount paid by Verona for the recalled Product, together with all out-of-pocket expenses related thereto, including the cost of consigned API and all shipping and handling costs. Verona shall have the right to offset any such expenses, costs, and amounts incurred or paid by Verona (and not yet reimbursed by Ritedose) against any payments owed by Verona to Ritedose under this Agreement. In all other circumstances Verona shall bear the full and reasonable expenses of both Parties incurred in any Recall; provided, however, that Ritedose shall not incur any material expenditures in connection with a Recall without the prior written consent of Verona. For purposes of this Section 6.7, the expenses of a Recall shall include, without limitation, the expenses of notification and destruction or return of the recalled Product, distribution of replacement Product and all sums owed, and actually paid, to third parties in respect of the Recalled Product. Nothing in this Section 6.7 shall be construed to limit the rights and remedies otherwise available to Verona under this Agreement or at law or in equity. ARTICLE VII: PRICING AND PAYMENT 7.1 Price. Verona shall pay to Ritedose a price per Unit of the Product purchased from Ritedose (excluding the cost of the API which is provided by Verona free of charge to Ritedose) as set forth on Exhibit C, in each case subject to adjustment pursuant to Section 2.3 and Section 7.2 (the “Unit Price”). 7.2 Price Increase. Beginning with Contract Year 2025, Ritedose may increase the Unit Price of the Product once each Contract Year. The Unit Price increase for any Contract Year shall be determined by calculating the average of the PPI for the twelve-month period ending with the September prior to the beginning of the Contract Year for such price increase (the “PPI Average”), and dividing the PPI Average by the Base Period Index (the “New Price Increase Percentage”). The New Price Increase Percentage shall then be multiplied by the Unit Price amounts reflected in Exhibit C to determine the as adjusted Unit Price amounts for such new Contract Year. For each Contract Year in which there is a Unit Price increase, notification of such Unit Price increase may be made to Verona by Ritedose at any time prior to or during such Contract Year, but such increase

18 will not be effective until after the date such notice is delivered to Verona. The as adjusted Unit Prices shall apply to all shipments of the Product that occur after the date such notice is delivered to Verona, but not prior to the first day of such new Contract Year. 7.3 Taxes; Duty. All taxes, duties, and other amounts assessed on the Products upon the sale of the Products to Verona are the responsibility of Verona. Notwithstanding the above, Ritedose shall be solely responsible for payment of Ritedose’s income and employer-related taxes. 7.4 Payment Terms. Ritedose shall invoice Verona for all Products Manufactured as provided in Section 6.1, for any Shortfall Fee under Section 2.1(c) and for the stability program costs as provided in Section 8.3, and payment for such invoices shall be received by Ritedose within thirty days after the date of Verona’s receipt of such invoice. All payments hereunder shall be made in United States dollars and shall, subject to good faith disputes, be paid in full without any withholdings or set-off. For any invoices not timely paid that are not disputed in good faith, Ritedose may charge Verona interest per day overdue at a monthly rate equal to the lesser of either 1.5% or the maximum interest permitted by Applicable Law of such unpaid invoice amounts per month. In addition, Verona shall pay reasonable collection agency and legal fees incurred by Ritedose without mark up in connection with collecting payment of any invoice. Furthermore, and notwithstanding any other provision contained in this Agreement, Ritedose’s obligation to accept Purchase Orders or to Manufacture Product for release and delivery in fulfillment of accepted Purchase Orders shall be suspended and tolled while unpaid, past-due invoice amounts, including interest charged to Verona, remain outstanding. ARTICLE VIII: RECORDS; REGULATORY MATTERS 8.1 Regulatory Compliance. Ritedose shall be responsible for all permits and licenses required by any regulatory agency with respect to Manufacturing the Products under this Agreement. During the Term, Ritedose will cooperate with Verona in any and all regulatory matters with respect to Manufacturing under this Agreement, at Verona’s request. Ritedose shall satisfy all Applicable Laws with respect to Manufacturing under this Agreement. The Parties agree that any FDA or other Regulatory Authority fees related to the Product will be Verona’s responsibility, and any such fees related to the Facility will be Ritedose’s responsibility. 8.2 Quality Agreement; Pharmacovigilance Agreement. Simultaneous with the execution of this Agreement, the Parties shall execute a Quality Agreement, the latest copy of which is hereby automatically incorporated by reference into this Agreement as Exhibit B. All changes to the Quality Agreement agreed to by the Parties from time to time shall be in writing, dated and signed by the Parties. Ritedose shall promptly implement changes to the Quality Agreement specifically if requested or required by any Regulatory Authority. Each Party shall duly and punctually perform their respective obligations under the Quality Agreement. In a case of any conflict between this Agreement and the Quality Agreement, the terms of the Quality Agreement shall prevail solely as to quality matters, and this Agreement shall prevail on all other matters. As soon as practicable following full execution of this Agreement, the drug safety departments of the Parties shall also negotiate and execute a pharmacovigilance agreement for purposes of ensuring compliance with 21 C.F.R. § 314.80 or other Applicable Law.

19 8.3 Stability Program; Other Services. Ritedose shall be responsible for the stability program and other services to support the Product and Verona shall pay to Ritedose stability activity and services fees set forth in Exhibit D. The stability activity and services fees shall reimburse Ritedose for its reasonable direct and actual costs and expenses incurred by Ritedose in connection with the stability program and other services, with a reasonable margin for such activities. Ritedose shall invoice Verona for each stability program activity and other services. ARTICLE IX: TERM AND TERMINATION 9.1 Term. This Agreement shall begin on the Effective Date and shall continue until the end of the fifth full Contract Year, not including the first Contract Year in the event such first Contract Year does not begin on or prior to March 31 of such calendar year (the “Initial Term”). After the Initial Term, this Agreement will be extended for one or more successive three-year terms (each, a “Renewal Term”), unless either Party notifies the other of its desire not to renew this Agreement at least twenty-four months prior to the then pending expiration of the Initial Term or Renewal Term, as applicable (with the Initial Term and all Renewal Terms referred to herein as the “Term”). 9.2 Material Breach. If either Party commits a material breach of this Agreement, the other Party shall have the right to terminate this Agreement upon sixty days prior written notice to the other Party, whereupon this Agreement shall terminate, unless the breach is cured by the end of such sixty day period; provided, however, in the event the breach involves the failure to pay any amount due under this Agreement, other than for amounts due which are disputed in good faith, the non-breaching Party shall only be required to provide a fifteen day prior written notice and the breaching Party shall only have such fifteen day period within which to cure such breach. For the avoidance of doubt, a material breach of the Quality Agreement shall be deemed to be a material breach of this Agreement for the purpose of determining the rights of the Parties to terminate this Agreement. 9.3 Bankruptcy. Either Party may terminate this Agreement effective upon written notice to the other Party, if the other Party becomes insolvent or admits in writing its inability to pay its debts as they become due, files a petition for bankruptcy, makes an assignment for the benefit of its creditors or has a receiver, trustee or other court officer appointed for its properties or assets. 9.4 Regulatory Proceedings. Verona may terminate this Agreement effective immediately upon written notice to Ritedose should the FDA or other Regulatory Authority having jurisdiction (i) not approve the Product within twelve months after the Effective Date, (ii) impose on the Facility an export or import ban in respect of the API or Product, (iii) withdraw any license, permit, approval, or other authorization required by Ritedose to manufacture such Product at the Facility or (iv) take other action that will have a material adverse impact on Ritedose’s ability to perform hereunder. 9.5 Government Action. Verona may terminate this Agreement upon thirty calendar days’ written notice to Ritedose if any Regulatory Authority (including the FDA) takes any action, or raises any objection, that prevents Verona from importing, exporting, purchasing, or selling the Product(s) or otherwise makes such activity unlawful.

20 9.6 Termination for Discontinuation. Verona may terminate this Agreement if at any time it decides to no longer market the Product by giving Ritedose twelve months’ advance written notice of termination. Notwithstanding the above, in the event Verona reenters the market for the Product within two years after the effective date of termination of this Agreement under this Section 9.6, Verona agrees to enter into a new supply agreement with Ritedose pursuant to which Ritedose will supply the Product to Verona on substantially the terms set forth in this Agreement. 9.7 Force Majeure. Except as to payments required under this Agreement that are not being disputed in good faith, if any default or delay occurs which prevents or materially impairs a Party’s performance and is due to a cause beyond the Party’s reasonable control, and provided that the default or delay is not caused by the fault of such Party, including but not limited to an act of God, flood, fire, explosion, terrorist act, earthquake, casualty, accident, pandemic, war, revolution, civil commotion, blockade or embargo, injunction, law, proclamation, order, regulation or governmental demand (“Force Majeure”), the affected Party shall promptly notify the Party in writing of such cause and shall exercise diligent efforts to resume performance under this Agreement as soon as possible. Neither Party will be liable to the other Party for any loss or damage due to such Force Majeure, nor will the Term be extended thereby. Either Party may terminate this Agreement upon thirty days’ prior written notice to the other Party, if the default or delay caused by an ongoing Force Majeure has existed for six months or more and is continuing at the end of the thirty-day notice period. 9.8 Effect of Termination. Except as otherwise provided in this Section 9, or elsewhere in this Agreement, in the event this Agreement expires or is terminated, as permitted hereunder, (i) subject to Section 9.10, all rights and obligations of the Parties under this Agreement shall terminate in their entirety; (ii) Verona shall surrender to Ritedose, or, at Ritedose’s sole option and expense, Verona shall destroy and provide Ritedose with a certificate signed by a responsible person of Verona attesting to the destruction of, all copies of any Proprietary Information of Ritedose in its possession (except to the extent required to be maintained by the Parties pursuant to Applicable Laws or this Agreement); (iii) Ritedose shall surrender to Verona, or, at Verona’s sole option and expense, Ritedose shall destroy and provide Verona with a certificate signed by a responsible person of Ritedose attesting to the destruction of, all copies of any Proprietary Information provided by Verona hereunder (except to the extent required to be maintained by Ritedose pursuant to Applicable Laws or this Agreement). At Verona’s request, Ritedose shall cooperate with Verona and assist in the transfer to Verona of all Verona Property. 9.9 Accrued Rights. Relinquishment, expiration, or termination of this Agreement shall be without prejudice to any rights or obligations that accrued to the benefit of either Party prior to such relinquishment, expiration, or termination. 9.10 Survival. The rights and obligations of the Parties shall continue under Sections 2.1(c), 2.5(c), 3.2, 3.3(ii) and (iii), 4.2, 5.2, 6.2 – 6.7, 7.3, 7.4, 9.8, 9.9, 9.10, Articles X, XI, XII, XIII, and XIV, notwithstanding expiration or termination of this Agreement.

21 ARTICLE X: REPRESENTATIONS AND WARRANTIES 10.1 Existence and Power. Each Party hereby represents and warrants to the other Party that such Party (i) is duly organized, validly existing and in good standing under the laws of the state in which it is organized, (ii) has the power and authority and the legal right to own and operate its property and assets, and to carry on its business as it is now being conducted, and (iii) is in compliance with all requirements of Applicable Law, except to the extent that any noncompliance would not materially adversely affect such Party’s ability to perform its obligations under this Agreement. 10.2 Authorization and Enforcement of Obligations. Each Party hereby represents and warrants to the other Party that such Party (i) has the power and authority and the legal right to enter into this Agreement and to perform its obligations hereunder and thereunder, and (ii) has taken all necessary action on its part to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder. This Agreement has been duly executed and delivered on behalf of such Party, and constitutes a legal, valid, and binding obligation, enforceable against such Party in accordance with its terms. 10.3 No Consents. Each Party hereby represents and warrants to the other Party that all necessary consents, approvals and authorizations of all agencies and other persons required to be obtained by such Party in connection with this Agreement have been obtained. 10.4 No Conflict. Each Party hereby represents and warrants to the other Party that the execution and delivery of this Agreement and the performance of such Party’s obligations hereunder (i) do not conflict with or violate any requirement of Applicable Laws or regulations or any material contractual obligation of such Party, and (ii) do not materially conflict with, or constitute a material default or require any consent under, any material contractual obligation of such Party. 10.5 Ritedose Additional Warranties. Ritedose represents and warrants to Verona that (i) the Products delivered to Verona pursuant to this Agreement will conform to the Ritedose Manufacturing Warranties, (ii) at all times during the Term, all parts of the Facility that are associated with the receipt, examination, testing and storage of the Raw Materials and the manufacturing, packaging, testing and storage of the Product shall remain in compliance with CGMP and all Applicable Laws, and all other parts of the Facility shall remain, in all material respects, in compliance with CGMP and all Applicable Laws, (iii) Ritedose shall obtain and maintain all necessary licenses, permits or approvals required by Applicable Laws in connection with the manufacture, packaging, testing and storage of the Product and other activities contemplated hereunder, including permits related to manufacturing facilities, (iv) Ritedose shall cause each of Ritedose’s suppliers of Raw Materials to comply with Applicable Laws in connection with the supply by such supplier of Raw Materials to Ritedose, (v) Ritedose’s manufacturing facilities are and will be maintained cGMP compliant, licensed and in good standing with the FDA and any other applicable Regulatory Authority, (vi) neither Ritedose nor its Affiliates is: (I) currently excluded from a federal or state health care program under Sections 1128 or 1156 of the Social Security Act, 42 U.S.C. §§ 1320a- 7, 1320c-5 as may be amended or supplemented; (II) otherwise currently excluded from contracting with the federal government or (III) otherwise

22 currently excluded, suspended, or debarred from any federal or state program, (vii) neither the Ritedose Materials nor the manufacturing process pursuant to which the Product is manufactured by Ritedose in accordance with this Agreement infringes upon any third party rights (including any intellectual property rights), (viii) neither Ritedose nor any of its Affiliates has been debarred or is subject to debarment pursuant to Section 306 of the Federal Food, Drug and Cosmetic Act or has received any warning letter, observations, findings or similar from the FDA or other Regulatory Authorities that have not been remedied as of the Effective Date, and (ix) the storage, release, or disposal of any hazardous or regulated material or any waste by any Ritedose Indemnitee in the performance of services has been done in compliance with Applicable Laws. 10.6 Verona Additional Warranties. Verona represents and warrants to Ritedose that (i) the Manufacturing of the Product by Ritedose in accordance with this Agreement and Quality Agreement utilizing the Verona Property will not infringe upon any third party rights (including any intellectual property rights), and as of the Effective Date no claim has been asserted against Verona that the use of the Verona Property infringes any third party rights (including any intellectual property rights); (ii) the use of the artwork provided to Ritedose by Verona in connection with Manufacturing the Product in accordance with this Agreement and Quality Agreement will not infringe any third party rights (including any intellectual property rights), including, but not limited to, copyright, trademark or trade name; and (iii) Verona has complied and shall comply with all Applicable Laws with respect to marketing, promoting, distributing, offering for sale, and selling of the Product in the Territory. 10.7 Disclaimer of Parties. EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, THE PARTIES MAKE NO REPRESENTATIONS OR WARRANTIES OF ANY KIND WHATSOEVER, EITHER EXPRESS OR IMPLIED, WRITTEN OR ORAL, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY, WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, OR WARRANTY OF NON-INFRINGEMENT. ARTICLE XI: LIMITATION ON LIABILITY 11.1 Exclusion of Certain Damages; Limitation on Liability. EXCEPT TO THE EXTENT (I) PAID OR PAYABLE BY AN INDEMNIFYING PARTY IN RESPECT OF A CLAIM PURSUANT TO ARTICLE 13, (II) ARISING AS A RESULT OF A BREACH OF A PARTY’S OBLIGATIONS UNDER (A) ARTICLE 12 WITH RESPECT TO THE OTHER PARTY’S PROPRIETARY INFORMATION, OR (B) ARTICLE 12.4 WITH RESPECT TO THE OTHER PARTY’S INTELLECTUAL PROPERTY, OR (III) ARISING AS A RESULT OF A PARTY’S FRAUD OR INTENTIONAL MISCONDUCT, NEITHER PARTY SHALL BE RESPONSIBLE OR LIABLE TO THE OTHER PARTY HEREUNDER FOR ANY INDIRECT, PUNITIVE, INCIDENTAL, SPECIAL, EXEMPLARY, OR CONSEQUENTIAL DAMAGES, IN EACH CASE UNDER ANY THEORY OF RECOVERY (E.G., CONTRACT, NEGLIGENCE, STRICT LIABILITY, OR OTHER THEORY), ARISING OUT OF OR RELATING IN ANY WAY TO THIS AGREEMENT OR ITS IMPLEMENTATION.

23 ARTICLE XII: PROPRIETARY INFORMATION 12.1 Nondisclosure; Non-Use. During the Term of this Agreement and for a period of ten (10) years thereafter (other than for trade secrets, for which the confidentiality obligations set forth herein shall last as long as trade secret law shall allow): (a) Neither Party shall disclose, publish, or otherwise make available (orally or in writing) any Proprietary Information of the other Party to any third party (including any Representative of the Receiving Party without a need to know or to have access to such Proprietary Information to perform their responsibilities under this Agreement or who does not agree to be bound by the terms of this Section 12), except as required by Applicable Laws; and/or (b) Neither Party shall use any Proprietary Information of the other Party except in connection with performance of this Agreement or upon express prior written consent of the other Party. 12.2 Proprietary Information; Authorized Disclosures; Return; Equitable Relief. (a) For purposes of this Agreement, “Proprietary Information” means all non-public, proprietary or confidential disclosures, know-how, data, and technical, financial, and other information of any nature whatsoever of the disclosing Party (“Disclosing Party”) disclosed by or on behalf of the Disclosing Party (or its delegate(s)) to the other Party (the “Receiving Party”) or Receiving Party’s delegate(s) at any time in connection with this Agreement, except for any information which the Receiving Party can establish by competent written evidence: (i) was known to the Receiving Party at the time of disclosure by the Disclosing Party, (ii) was generally available to the public at the time of disclosure by the Disclosing Party, (iii) after disclosure by the Disclosing Party, became generally available to the public other than in breach of Section 12.1, (iv) after disclosure by the Disclosing Party, became known to the Receiving Party from a third party lawfully disclosing such information, or (v) has been subsequently independently developed by the Receiving Party without use of or reference or access to Disclosing Party’s Proprietary Information. The Receiving Party will promptly notify the Disclosing Party upon discovery of any unauthorized use or disclosure of the Disclosing Party’s Proprietary Information. Proprietary Information belongs to and shall remain the property of the Disclosing Party. Each Party shall be deemed to be both the Disclosing Party and the Receiving Party with respect to the terms of this Agreement. (b) Notwithstanding the provisions of Section 12.1 and this Section 12.2, a Receiving Party shall be entitled to disclose the Proprietary Information of the other Disclosing Party hereto to the extent that such disclosure is: (i) made in response to a valid order of a court of competent jurisdiction; provided, however, that such Receiving Party will first (to the extent practicably possible) have given notice to such Disclosing Party and given such Disclosing Party a reasonable opportunity to quash such order and to obtain a protective order requiring that the Proprietary Information and documents that are the subject of such order be held in confidence by such court or agency or, if disclosed, be used only for the purposes for which the order was issued; and provided further that if a disclosure order is not quashed or a protective order is not obtained, the Proprietary Information disclosed in response to such court or governmental order will be limited to that

24 information which is legally required to be disclosed in response to such court or governmental order; (ii) otherwise required by law or stock exchange rule; provided, however, that such Receiving Party will provide such Disclosing Party with notice of such disclosure in advance thereof to the extent practicably possible and, to the extent permitted, will redact from such disclosure the Disclosing Party’s Proprietary Information or designate the same as trade secrets; (iii) made by such Receiving Party to Regulatory Authorities as necessary for the development or commercialization of the Product in the Territory, as required in connection with any filing, application or request for regulatory approval or as required by applicable securities laws and regulations, subject to the limitations in Section 12.2(b)(ii); (iv) made by such Receiving Party, in connection with the performance of this Agreement, to sublicensees or Affiliates or its or their directors, officers, employees, consultants, representatives or agents, each of whom prior to disclosure must be bound by obligations of confidentiality and non-use at least as protective as the terms of Section 12.1 and this Section 12.2; or (v) made by such Receiving Party to relevant authorities as per local statutory requirements or to existing or potential acquirers; existing or potential collaborators; investment bankers; existing or potential investors, merger candidates, partners, venture capital firms or other financial institutions or investors for purposes of obtaining financing; or, bona fide strategic potential partners; each of whom prior to disclosure must be bound by obligations of confidentiality and non-use at least as protective as the terms of Section 12.1 and this Section 12.2. (c) The Receiving Party shall keep the Disclosing Party’s Proprietary Information in appropriately secure locations. Upon the expiration or termination of this Agreement, the Receiving Party shall destroy or return to the Disclosing Party, at the Disclosing Party’s written request, all Proprietary Information belonging to the Disclosing Party possessed by the Receiving Party, or its Affiliates or its or their officers, directors, employees, agents and consultants; provided however, that a Receiving Party may retain the Disclosing Party’s Proprietary Information in an appropriately secure location solely to the extent, and for such limited period of time as is, necessary or useful for purposes of performing any continuing obligations or exercising any ongoing rights hereunder, for which the terms of Section 12.1 and this Section 12.2 shall continue to apply to such retained Proprietary Information for so long as such information remains so retained by the Receiving Party. (d) The Receiving Party agrees that, due to the unique nature of the Proprietary Information, the unauthorized disclosure or use of the Proprietary Information of the Disclosing Party may cause irreparable harm and significant injury to the Disclosing Party, the extent of which may be difficult to ascertain and for which there may be no adequate remedy at law. Accordingly, the Receiving Party agrees that the Disclosing Party, in addition to any other available remedies, shall have the right to seek an immediate injunction and other equitable relief enjoining any breach or threatened breach of Section 12.1 and this Section 12.2 without posting bond. The Receiving Party shall notify the Disclosing Party in writing immediately upon the Receiving Party’s becoming aware of any such breach or threatened breach. (e) Each Party shall be responsible for their respective Representatives’ compliance with Section 12.1 and this Section 12.2.

25 12.3 Cyber Security. (a) Throughout the Term, Ritedose shall use commercially reasonable information technology (“IT”) security systems, logical, physical, and network safeguards, and controls that are consistent with Applicable Laws and designed to prevent unauthorized access, use, alteration, or loss of Verona’s Proprietary Information or Personal Information. In addition, TRC shall maintain a cybersecurity insurance policy underwritten by an insurance company that carries an A- or better rating from A.M. Best in an amount not less than One Million Dollars ($1,000,000 USD) per occurrence. (b) Ritedose will notify Verona in writing without undue delay after Ritedose’s awareness of any Security Incident. Specifically, Ritedose’s notification shall identify, where reasonably available: (i) contact information for incident coordination, (ii) the nature of the Security Incident, and (iii) the Verona Proprietary Information affected. Any notice provided under this Section 12.3 will be deemed to be for informational purposes only and not any admission of fault, liability, or breach of this Agreement. (c) As a result of a Security Incident, Ritedose will take reasonable steps to mitigate the impact of such Security Incident and/or prevent a recurrence of such Security Incident. (d) Upon reasonable written request of no less than thirty (30) days, no more than once annually during the Term during regular business hours and upon mutually agreed upon dates, Verona may request and perform a cybersecurity assessment using a qualified third party, acceptable to TRC upon execution of TRC’s standard confidentiality agreement, or a mutually agreed upon alternative, annually or as a result of a Security Incident. (e) Ritedose shall ensure that any third parties accessing any Verona Proprietary Information or Personal Information in connection with this Agreement are bound to legal obligations to protect and process such Verona Proprietary Information at least as protective as those set forth in this Agreement. 12.4 Intellectual Property. (a) All Ritedose Materials (as defined below), including without limitation, all improvements, developments, derivatives, or modifications to the Ritedose Materials, shall be owned exclusively by Ritedose. Verona, on behalf of itself and its Representatives, hereby irrevocably assigns, conveys, and transfers to Ritedose (or Ritedose’s designee), all right, title and interest in and to such Ritedose Materials and shall cause its employees and Representatives to execute, acknowledge, and deliver to Ritedose all papers, including, applications for patents, to enable Ritedose to protect such Ritedose Materials by patent or otherwise in all countries and to vest title to said patents of Ritedose Materials in Ritedose. (b) All Verona Property (as defined below), including, without limitation, all improvements, developments, derivatives, or modifications to the Verona Property, shall be owned exclusively by Verona. Ritedose, on behalf of itself and its Representatives, hereby irrevocably assigns, conveys, and transfers to Verona (or Verona’s designee), all right, title and interest in and

26 to such Verona Property and shall cause its employees and Representatives to execute, acknowledge, and deliver to Verona all papers, including, applications for patents, to enable Verona to protect such Verona Property by patent or otherwise in all countries and to vest title to said patents of Verona Property in Verona. (c) For purposes hereof, “Ritedose Materials” excludes Verona Property and means all Ritedose Proprietary Information, Ritedose Intellectual Property, Ritedose Background IP, and developments owned, developed, licensed, or used by Ritedose in developing, formulating, manufacturing, filling, processing (sterile or non-sterile) or packaging of liquid solutions or pharmaceuticals and the packaging equipment, processes or methods of packaging, or any improvements to any of the foregoing, including any container, pouch, vial, ampoule or other form of liquid container developed or owned by Ritedose prior to or after the Effective Date. For purposes of this Agreement, “Ritedose Background IP” shall mean any and all Intellectual Property that was owned or controlled by Ritedose prior to the Effective Date. For the avoidance of doubt, the term “Ritedose Materials” shall include all information owned by Ritedose related to processes for the manufacturing of pharmaceutical products in general, and all rights to the Ritedose Proprietary Information, Ritedose Intellectual Property, and Ritedose Background IP related thereto. (d) For purposes hereof, “Verona Property” excludes Ritedose Materials and means all Verona Proprietary Information, Verona Intellectual Property, Verona Background IP, and developments owned, developed, licensed, or used by Verona relating to (i) the Product, (ii) the Manufacturing of the Product, (iii) Verona Background IP, and/or (iv) the Product artwork. For purposes of this Agreement, “Verona Background IP” shall mean any and all Intellectual Property that was owned or controlled by Verona prior to the Effective Date. For the avoidance of doubt, the term “Verona Property” shall include the Product, all information relating directly thereto, all rights to Verona’s Intellectual Property in and to the Product, all executed Batch records, validation reports, stability reports and relevant manufacturer authorizations as they pertain solely to the Product, existing retention sample data related to the Product, and verification and validation protocols and reports as they relate to the Product. Verona Property shall also constitute Verona Proprietary Information. (e) Ritedose hereby grants to Verona a non-exclusive, worldwide, irrevocable, non- assignable, non-transferable, fully paid-up, royalty-free license during the Term to use the Ritedose Materials to the extent it is reasonably necessary for Verona to use or otherwise fully exploit the Product Manufactured by Ritedose. Likewise, Verona hereby grants to Ritedose a non-exclusive, irrevocable, fully paid-up, royalty-free license during the Term to use the Verona Property to the extent it is reasonably necessary for Ritedose to perform under the terms of this Agreement. Ritedose agrees to assist reasonably, during the Term, with any efforts by Verona to qualify a second contract manufacturer of the Product for Verona, and with the technology transfer to any such manufacturer of the Verona Property. (f) Except as set forth in this Section 12.4, each Party acknowledges and agrees that no licenses or rights under any of the Intellectual Property rights of the other Party are given or intended to be given to such other Party.

27 ARTICLE XIII: INDEMNIFICATION AND INSURANCE 13.1 Indemnification by Ritedose. Ritedose shall at Ritedose’s expense indemnify, defend, and hold harmless Verona, its Affiliates, and its and their directors, officers, employees and agents (“Verona Indemnitees”) from and against any suits, claims, losses, demands, liabilities, damages, costs and expenses (including costs, reasonable attorney’s fees and reasonable investigative costs) (“Losses”) in connection with any suit, product liability action, demand or action by any third party or governmental agency (“Claim”) to the extent arising out of or relating to: (i) the negligent acts or omissions or willful misconduct of any Ritedose Indemnitee; (ii) any breach by Ritedose of the terms of this Agreement or the Quality Agreement, including the representations, warranties or covenants hereunder; (iii) any recall, field alert, Product withdrawal or field correction attributable to Ritedose’s negligence, willful misconduct, or breach of this Agreement or the Quality Agreement; (iv) Ritedose’s failure to comply with Applicable Laws; or (v) any claims of infringement or misappropriation to the extent relating to Ritedose Materials or the Manufacturing of the Product by Ritedose. Notwithstanding the above, Ritedose shall have no obligation to indemnify, defend, and hold harmless Verona Indemnitees hereunder to the extent that any Losses arise out of or result from the breach of this Agreement by Verona or the negligence or willful misconduct of Verona. 13.2 Indemnification by Verona. Verona shall at Verona’s expense indemnify, defend and hold harmless Ritedose, its Affiliates, and its and their directors, officers, employees and agents (“Ritedose Indemnitees”) from and against all Losses in connection with any Claim to the extent arising out of or relating to: (i) the negligent acts or omissions or willful misconduct of and Verona Indemnitee; (ii) any breach by Verona of the terms of this Agreement or the Quality Agreement, including the representations, warranties or covenants hereunder; (iii) any recall, field alert, Product withdrawal or field correction; (iv) Verona’s failure to comply with Applicable Laws; or (v) any claims of infringement or misappropriation to the extent relating to the Verona Property or the Product. Notwithstanding the above, Verona shall have no obligation to indemnify, defend, and hold harmless Ritedose Indemnitees to the extent that any Losses arise out of or result from the breach of this Agreement by Ritedose or the negligence or willful misconduct of Ritedose. 13.3 Indemnification Procedures. (a) All indemnification obligations in this Agreement are conditioned upon the Party seeking indemnification promptly notifying the indemnifying Party of any claim or liability of which the Party seeking indemnification becomes aware (including a copy of any related complaint, summons, notice or other instrument) and cooperating with the indemnifying Party in the defense of any such claim or liability (at the indemnifying Party’s expense). Notwithstanding the foregoing, the failure to give timely notice to the indemnifying Party shall not release the indemnifying Party from any liability to the indemnified Party to the extent the indemnifying Party is not materially prejudiced thereby. Neither the indemnified Party nor the indemnifying Party shall consent to the entry of any judgment or enter into any settlement with respect to the claim or Losses without the prior written consent of the other Party, which consent shall not be unreasonably withheld, conditioned, or delayed.

28 (b) The indemnifying Party shall have the right, by prompt written notice to the indemnified Party, to assume direction and control of the defense of any Claim, with counsel reasonably satisfactory to the indemnified Party and at the sole cost of the indemnifying Party, so long as (i) the indemnifying Party shall promptly notify the indemnified Party in writing (but in no event more than thirty calendar days after the indemnifying Party’s receipt of notice of the Claim) that the indemnifying Party intends to indemnify the indemnified Party pursuant to this Section 13.3 absent the development of facts that show that the indemnifying Party is not obligated to so indemnify the indemnified Party, and (ii) the indemnifying Party diligently pursues the defense of the Claim. The assumption of the defense of a Claim by the indemnifying Party shall not be construed as an acknowledgment that the indemnifying Party is liable to indemnify the indemnified Party in respect of the Claim, nor shall it constitute a waiver by the indemnifying Party of any defenses it may assert against the indemnified Party’s claim for indemnification. If it is ultimately determined that the indemnifying Party is not obligated to indemnify, defend, or hold harmless the indemnified Party from and against the Claim, then the indemnified Party shall reimburse the indemnifying Party for all costs and expenses (including reasonable attorneys’ fees and costs of suit) and any other damages or losses incurred by the indemnifying Party in its defense of the Claim. 13.4 Insurance. (a) Ritedose. Ritedose shall, at its own cost and expense, obtain and maintain in full force and effect the following insurance during the Term of this Agreement: (i) Commercial General Liability Insurance and cyber security insurance coverage with per-occurrence and general aggregate limits of not less than $1,000,000 annually; (ii) Products Liability Insurance with per- occurrence and general aggregate limits of not less than $10,000,000 annually; and (iii) Workers’ Compensation and Employer’s Liability Insurance with statutory limits for Workers’ Compensation and Employer’s Liability Insurance limits of not less than $1,000,000 annually. In the event that any of the required policies of insurance are written on a claims-made basis, then such policies shall be maintained during the entire term of this Agreement and for a period of not less than three years following the termination or expiration of this Agreement. Upon the request of Verona, Ritedose shall furnish certificates of insurance for all of the above noted policies. Except for insurance provide by a program of self-insurance, each insurance policy that is required under this Section shall be obtained from an insurance carrier with an A.M. Best rating of at least A-. (b) Verona. Verona shall, at its own cost and expense, obtain and maintain in full force and effect the following insurance during the Term of this Agreement: (i) Products Liability Insurance with per-occurrence and general aggregate limits of not less than $10,000,000 annually; (ii) Workers’ Compensation and Employer’s Liability Insurance with statutory limits for Workers’ Compensation and Employer’s Liability Insurance limits of not less than $1,000,000 annually; and (iii) All Risk Property Insurance, including transit coverage, in an amount equal to full replacement value covering Verona’s property while it is at Ritedose’s Facility or in transit to or from Ritedose’s Facility. In the event that any of the required policies of insurance are written on a claims-made basis, then such policies shall be maintained during the entire term of this Agreement and for a period of not less than three years following the termination or expiration of this Agreement. Upon the request of Ritedose, Verona shall furnish certificates of insurance for all of the above noted policies. Except for insurance provide by a program of self-insurance, each

29 insurance policy that is required under this Section shall be obtained from an insurance carrier with an A.M. Best rating of at least A-. ARTICLE XIV: MISCELLANEOUS 14.1 Government Inspection. (a) Ritedose shall make its internal practices, books and records relating to its Manufacture of the Product available and allow access to all facilities used for Manufacturing the Product to the FDA and any other Regulatory Authority having jurisdiction over the Manufacture of the Product by Ritedose for the purposes of determining Ritedose’s compliance with CGMP and Applicable Laws. (b) Ritedose agrees to advise Verona by telephone and either facsimile or e-mail upon learning of any proposed or announced or unannounced visit or inspection by the FDA or any other Regulatory Authority relating to the Product. To the extent permitted by Applicable Law, Verona may send representatives to the facility that is being visited or inspected and may participate in any portion of the visit or inspection relating to the Product. Without limiting the foregoing, Ritedose shall provide Verona with a reasonable description in writing of each such visit or inspection promptly (but in no event later than two business days) thereafter, and with copies of any letters, reports or other documents (including form 483s) issued by any such authorities in connection with such visit or inspection that relate to the Product. Verona shall have the right, and Ritedose shall afford Verona the reasonable opportunity, to review Ritedose’s responses to any such reports and communications prior to Ritedose submitting any response to the FDA, or any Regulatory Authority, and in the event Verona responds in writing within the timeframe specified by Ritedose, Verona’s comments and suggestions shall be considered by Ritedose in good faith and may, in Ritedose’s reasonable discretion, be incorporated into such response. (c) If the FDA or any other Regulatory Authority conducts an inspection of the Facility in circumstances that are not related to the Manufacturing of the Product (as contemplated by Section 14.1(b)) and issues a 483 observation, inspection report or other formal or informal document in respect of such inspection which questions Ritedose’s compliance with CGMP standards relating to operations at the Facility which otherwise could have an adverse impact on the Product, then Ritedose shall notify Verona promptly after Ritedose first receives a written copy of such observation, report or document and shall provide a copy of such observation, report or document to Verona promptly after receiving it, provided that such copy may be redacted to remove any information that does not relate to such questions. (d) Ritedose shall keep Verona informed of (i) the remediation plan Ritedose adopts to alleviate any concerns raised by the FDA or any other Regulatory Authority in connection with any inspection contemplated by Sections 14.1(b) or 14.1(c), (ii) progress in implementing the remediation plan and (iii) the responses of the FDA or other Regulatory Authority to such remediation plan and its implementation. 14.2 Entire Agreement; Amendments. This Agreement is the entire understanding between the Parties and supersedes any contracts, agreements or understanding (oral or written) of the Parties

30 with respect to the subject matter hereof. No term of this Agreement may be amended except upon written agreement of both Parties, unless otherwise provided in this Agreement. 14.3 No Waiver. Failure by either Party to insist upon strict compliance with any term of this Agreement in one or more instances will not be deemed to be a waiver of its rights to insist upon such strict compliance with respect to any subsequent failure. 14.4 Notices. Any notice from either Party to the other Party will be effective upon receipt and must be personally delivered to such Party or sent to such Party by FedEx or overnight carrier or electronic transmission (with written confirmation copy to follow via FedEx or overnight carrier), to the address for such Party below or such other address as a Party may designate from time to time in accordance with this Section: To Verona: Verona Pharma plc 3 More London Riverside London, SE1 2RE UK Attn: CEO With copies to: Verona Pharma Inc. 8529 Six Forks Road, Suite 400 Raleigh, NC 27615 USA Attn: Legal Department Morningstar Law Group Attn: Ben Martie, Esq. Email: [] To Ritedose: The Ritedose Corporation Carolina Research Park 1 Technology Circle Columbia, South Carolina 29203 USA Attention: President and CEO With a copy to: Nelson Mullins Riley & Scarborough, LLP 1320 Main Street, 17th Floor Columbia, South Carolina 29201 USA Attention: Daniel J. Fritze, Esq. 14.5 Successors and Assigns; Third Party Beneficiary. This Agreement will be binding upon and inure to the benefit of the Parties, their successors and permitted assigns. Neither Party may assign this Agreement, in whole or in part, without the prior written consent of the other Party, which consent will not be unreasonably withheld, except that either Party may without the other Party’s consent assign this Agreement to an Affiliate or to the successor to substantially all of the business or assets of the assigning company. Change of ownership of any type, including but not limited to the sale of the business, whether by stock sale, asset sale, merger or otherwise, of either Party hereto, shall not affect this Agreement in any manner. The new owners of such Party will

31 be fully and completely bound by the terms of this Agreement for the remainder of the Term and any parts and any sections hereof which by the terms of this Agreement survive thereafter. All validly assigned rights of a Party shall inure to the benefit of and be enforceable by, and all validly assigned obligations of such Party shall be binding on and be enforceable against, the permitted successors and assigns of such Party. Any purported assignment in violation of this Section 14.5 will be void ab initio and of no force or effect. Verona Pharma, Inc. shall be a third party beneficiary of the rights afforded to Verona under this Agreement and any Purchase Orders hereunder. 14.6 Independent Contractors. The relationship of the Parties is that of independent contractors, and neither Party will incur any debts or make any commitments for the other Party except to the extent expressly provided in this Agreement. Nothing in this Agreement is intended to create or will be construed as creating between the Parties the relationship of joint venturers, co-partners, employer/employee or principal and agent. 14.7 Further Assurances. The Parties agree to execute, acknowledge, and deliver such further instruments and all such other incidental acts as may be reasonably necessary or appropriate to carry out the purpose and intent of this Agreement. 14.8 Alternative Dispute Resolution. If a dispute, controversy, or disagreement (“Dispute”) arises between the Parties in connection with this Agreement, then the Dispute shall be presented to the respective presidents or senior executives of Ritedose and Verona for their consideration and resolution. If such Parties cannot reach a resolution of the Dispute, then such Dispute shall be resolved by binding arbitration in accordance with the then existing commercial arbitration rules of The CPR Institute for Dispute Resolution, 366 Madison Avenue, New York, NY 10017. Notwithstanding anything to the contrary in this Section or elsewhere in the Agreement, each Party shall have the right to seek injunctive or other equitable relief in any court of applicable jurisdiction. 14.9 Severability. If any term of this Agreement is declared invalid or unenforceable by a court or other body of competent jurisdiction, the remaining terms of this Agreement will continue in full force and effect. 14.10 Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware, excluding its conflicts of law provisions. 14.11 Counterparts. This Agreement may be executed in counterparts, and either Party hereto may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. The Parties agree that the delivery of this Agreement may be effected by means of an exchange of facsimile signatures or other electronic delivery, including electronic signatures. 14.12. Public Announcements. Neither Party will make any press release or other public disclosure regarding this Agreement or the transactions contemplated hereby without the other Party’s express prior written consent, except as required under Applicable Law, in which case the Party required to make the press release or public disclosure shall use commercially reasonable

32 efforts to obtain the approval of the other Party as to the form, nature and extent of the press release or public disclosure prior to issuing the press release or making the public disclosure. 14.13 Headings and Examples. The Article and Section headings contained in this Agreement and any exhibits attached hereto are for reference purposes only and will not affect in any way the meaning and interpretation of this Agreement. [Signatures on Following Page]

33 IN WITNESS WHEREOF, the Parties have caused their duly authorized representative to execute this Commercial Supply Agreement effective as of the date first written above. THE RITEDOSE CORPORATION VERONA PHARMA PLC By: /s/ Duane Miskelly By: /s/ David Zaccardelli Name: Duane Miskelly Name: David Zaccardelli Its: CFO Its: President & CEO

34 Exhibit A: Product Specifications [***]

1 Exhibit B: Quality Agreement [***]

1 Exhibit C: Unit Price [***]

1 Exhibit D: Stability Activities and Other Annual Services [***]